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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 13, 1999, except for Note 12, which is as of September 29, 1999, relating to the consolidated financial statements of Calico Commerce, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
October 1, 1999